EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors and Shareholders
World Gaming Plc and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-70056) of World Gaming Plc of our audit report dated March 25, 2004, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F.


/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 2, 2004